Exhibit 8.1

LIST OF SUBSIDIARIES (EXHIBIT)

ENTITY	JURISDICTION OF INCORPORATION	BUSINESS	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2024	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2023	PROPORTION OF OWNERSHIP INTEREST AND VOTING POWER HELD BY THE BANK 2022
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria	Colombia	Trust	98.81%	98.81%	98.81%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment banking	100.00%	100.00%	100.00%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100.00%	100.00%	100.00%
Wompi S.A.S.(1)	Colombia	Technology services provider	100.00%	100.00%	99.98%
Renting Colombia S.A.S.	Colombia	Operating leasing	100.00%	100.00%	100.00%
Transportempo S.A.S. “En liquidación”(2)	Colombia	Transportation	-	100.00%	100.00%
Inversiones CFNS S.A.S.(3)	Colombia	Investments	100.00%	99.94%	99.94%
Negocios Digitales Colombia S.A.S.	Colombia	Payment solutions	100.00%	100.00%	100.00%
Fondo de Capital Privado Fondo Inmobiliario Colombia	Colombia	Real estate investment fund	80.47%	80.47%	80.47%
P.A. Inmuebles CEM	Colombia	Mercantile trust	80.47%	80.47%	80.47%
P.A. Calle 92 FIC-11	Colombia	Mercantile trust	52.31%	52.31%	52.31%
P.A. FIC Edificio Corfinsura	Colombia	Mercantile trust	80.47%	80.47%	80.47%
P.A. FIC-A5	Colombia	Mercantile trust	80.47%	80.47%	80.47%
P.A. FIC Inmuebles	Colombia	Mercantile trust	80.47%	80.47%	80.47%
P.A. FIC Clínica de Prado	Colombia	Mercantile trust	62.00%	62.00%	62.00%
P. A. FIC A6	Colombia	Mercantile trust	80.47%	80.47%	80.47%
P.A. Central Point	Colombia	Mercantile trust	60.35%	60.35%	60.35%
Fideicomiso Irrevocable de Garantía, Fuente de Pago y Administración Inmobiliaria Polaris(4)	Colombia	Mercantile trust	-	80.47%	80.47%
P.A. Fideicomiso Twins Bay	Colombia	Mercantile trust	80.47%	80.47%	80.47%
Fideicomiso Lote Av San Martín	Colombia	Mercantile trust	80.47%	80.47%	80.47%
P.A. Fideicomiso Lote 30	Colombia	Mercantile trust	80.47%	80.47%	80.47%
Fideicomiso Fondo Inmobiliario Bancolombia	Colombia	Mercantile trust	80.47%	80.47%	80.47%
P.A. Florencia Ferrara(5)	Colombia	Mercantile trust	44.26%	44.26%	44.26%
P.A. Flor Morado Plaza(5)	Colombia	Mercantile trust	80.47%	80.47%	80.47%
P.A. Galería la 33(6)	Colombia	Mercantile trust	80.47%	80.47%	-
P.A Linz Granz del Rio(7)	Colombia	Mercantile trust	44.26%	-	-
Fideicomiso Selecto Terrazu E1(7)	Colombia	Mercantile trust	64.38%	-	-
Valores Simesa S.A.(8)	Colombia	Investments	62.75%	64.93%	66.33%
Fideicomiso Lote Distrito Vera B1B2(8)	Colombia	Mercantile trust	62.44%	64.61%	66.00%
Fideicomiso Lote Distrito Vera B3B4(9)	Colombia	Mercantile trust	-	64.61%	66.00%
Fideicomiso Lote B6 Ciudad del Rio(10)	Colombia	Mercantile trust	-	-	66.00%
P.A. FAI Calle 77(11)	Colombia	Mercantile trust	98.00%	98.00%	98.00%
P.A. Nomad Salitre(12)	Colombia	Mercantile trust	98.00%	98.00%	98.00%

P.A. Nomad Central-2(13)	Colombia	Mercantile trust	98.00%	98.00%	-
P.A. Calle 84 (2)(13)	Colombia	Mercantile trust	98.00%	98.00%	-
P.A. Calle 84 (3)(13)	Colombia	Mercantile trust	98.00%	98.00%	-
P.A. Nomad Distrito Vera(14)	Colombia	Mercantile trust	98.00%	-	-
P.A Nexo(14)	Colombia	Mercantile trust	98.00%	-	-
P.A. Mercurio(15)	Colombia	Mercantile trust	100.00%	100.00%	100.00%
P.A CEDIS Sodimac(14)	Colombia	Mercantile trust	100.00%	-	-
Wenia S.A.S.(16)	Colombia	Technology services	100.00%	100.00%	100.00%
P.A. Wenia(16)	Colombia	Mercantile trust	100.00%	100.00%	-
Nequi S.A. Compañía de Financiamiento(17)	Colombia	Financial services	100.00%	100.00%	100.00%
Sociedad Beneficiaria BC Panamá S.A.S.(18)	Colombia	Holding	100.00%	-	-
Bancolombia Panamá S.A.	Panama	Banking	100.00%	100.00%	100.00%
Sistemas de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100.00%	100.00%	100.00%
Banagrícola S.A.	Panama	Holding	99.17%	99.17%	99.17%
Banistmo S.A.	Panama	Banking	100.00%	100.00%	100.00%
Banistmo Investment Corporation S.A.	Panama	Trust	100.00%	100.00%	100.00%
Leasing Banistmo S.A.	Panama	Leasing	100.00%	100.00%	100.00%
Valores Banistmo S.A.	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Banistmo Panamá Fondos de Inversión S.A.(19)	Panama	Investment fund holder	100.00%	100.00%	100.00%
Banistmo Capital Markets Group Inc.(19)	Panama	Purchase and sale of securities	100.00%	100.00%	100.00%
Anavi Investment Corporation S.A.(19)	Panama	Real estate	100.00%	100.00%	100.00%
Desarrollo de Oriente S.A.(19)	Panama	Real estate	100.00%	100.00%	100.00%
Steens Enterprises S.A.(19)	Panama	Portfolio holder	100.00%	100.00%	100.00%
Ordway Holdings S.A.(19)	Panama	Real estate broker	100.00%	100.00%	100.00%
Grupo Agromercantil Holding S.A.	Panama	Holding	100.00%	100.00%	100.00%
Banco Agromercantil de Guatemala S.A.	Guatemala	Banking	99.68%	99.68%	99.68%
Seguros Agromercantil de Guatemala S.A.	Guatemala	Insurance agency	79.92%	79.92%	79.92%
Financiera Agromercantil S.A.	Guatemala	Financial services	100.00%	100.00%	100.00%
Agrovalores S.A.	Guatemala	Securities brokerage	100.00%	100.00%	100.00%
Arrendadora Agromercantil S.A.	Guatemala	Financial Leasing	100.00%	100.00%	100.00%
Agencia de Seguros y Fianzas Agromercantil S.A.(20)	Guatemala	Insurance agency	-	-	100.00%
Asistencia y Ajustes S.A.	Guatemala	Roadside and medical assistance services	100.00%	100.00%	100.00%
Serproba S.A.	Guatemala	Maintenance and remodeling services	100.00%	100.00%	100.00%
Servicios de Formalización S.A.	Guatemala	Loans formalization	100.00%	100.00%	100.00%
Conserjeria, Mantenimiento y Mensajería S.A. “En liquidación”	Guatemala	Maintenance services	100.00%	100.00%	100.00%
Mercom Bank Ltd.(21)	Barbados	Banking	99.68%	99.68%	99.68%
New Alma Enterprises Ltd.	Bahamas	Investments	99.68%	99.68%	99.68%
Bancolombia Puerto Rico Internacional Inc.	Puerto Rico	Banking	100.00%	100.00%	100.00%
Sinesa Cayman, Inc. (before Bancolombia Cayman S.A)(22)	Cayman Islands	Banking	100.00%	100.00%	100.00%
Banco Agrícola S.A.	El Salvador	Banking	97.36%	97.36%	97.36%

Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.37%	97.37%	97.37%
Accelera S.A. de C.V. (before Credibac S.A. de C.V)	El Salvador	Credit card services	97.36%	97.36%	97.36%
Valores Banagrícola S.A. de C.V.	El Salvador	Securities brokerage	98.89%	98.89%	98.89%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Holding	98.89%	98.89%	98.89%
Gestora de Fondos de Inversión Banagrícola S.A.	El Salvador	Administers investment funds	98.89%	98.89%	98.89%
Bagrícola Costa Rica S.A.	Costa Rica	Business and management advising	99.17%	99.17%	99.17%
Bancolombia Capital Holdings USA LLC	United States	Holding	100.00%	100.00%	100.00%
Bancolombia Capital Advisers LLC	United States	Investment advisor	100.00%	100.00%	100.00%
Bancolombia Capital LLC	United States	Securities brokerage	100.00%	100.00%	100.00%
Wenia Ltd.(16)	Bermuda	Technology services	100.00%	100.00%	100.00%
(1)During 2022 and 2023, Bancolombia Group through its subsidiary Banca de Inversión S.A., purchased remaining shares from minority investors.
(2)Company liquidated in July 2024. For more information, see Consolidated financial statements, Note 1. Reporting entity.
(3)During 2024, Banca de Inversión Bancolombia S.A acquired shares of Inversiones CFNS S.A.S, therefore Bancolombia Group increased its effective participation percentage.
(4)On February 29, 2024, the trust rights were transferred as a result of the sale by Fondo de Capital Privado Fondo Inmobiliario Colombia.
(5)Companies consolidated by Fondo de Capital Privado Fondo Inmobiliario Colombia since April and December 2022, respectively. The P.A Florencia Ferrara is a subsidiary of Fondo de Capital Privado Fondo Inmobiliario Colombia, which has a 55.00% percentage of ownership. Bancolombia has an effective percentage of ownership in Fondo de Capital Privado Fondo Inmobiliario Colombia of 80.47%.
(6)Company consolidated by Fondo de Capital Privado Fondo Inmobiliario Colombia since March 2023.
(7)The P.A Linz Granz del Rio and Fideicomiso Selecto Terrazu E1 are consolidated through Fondo de Capital Privado Fondo Inmobiliario as of September and December 2024, respectively.
(8)(The decrease in the shareholding is due to the repurchase of outstanding stock carried out by Valores Simesa subsidiary (Parent of the fund) during 2024 and 2023.
(9)During 2024, the trust rights were transferred as a result of the sale by Valores Simesa S.A.
(10)During 2023, the trust rights were transferred as a result of the sale by Valores Simesa S.A.
(11)On March 1, 2022, the Parent Company was established as trustor of P.A FAI Calle 77, owner of a property that will be used for rental housing.
(12)On April 4, 2022, the Parent Company was appointed as trustor of 100% of the trust rights of Patrimonio Autonomo Nomad Salitre, whose main purpose is to develop a Multifamily Project.
(13)During February and April 2023, the parent company was established as trustor of P.A Nomad Central-2, P.A Calle 84 (2) and P.A Calle 84 (3), through a management mercantile trust agreement.
(14)During May, June and November 2024, the parent company was established as trustor of P.A CEDIS Sodimac, P.A Nomad Distrito Vera and P.A Nexo, respectively through a management mercantile trust agreement, for real estate activity purposes.
(15)On July 8, 2022, Bancolombia S.A. acquired control of Fidecomiso P.A. Mercurio, through a management mercantile trust agreement.
(16)On July 22, 2022, Bancolombia Group through the subsidiary, Sistemas de Inversiones y Negocios S.A. SINESA, established the company Wenia LTD in Bermuda, a digital corporate vehicle whose purpose is to provide technology services. On November 22, 2022, Wenia LTD established the company called Wenia S.A.S., whose purpose is the creation and implementation of operating systems and software applications. On May 17, 2023, Wenia S.A.S was established as trustor of the fiduciary rights of P.A Wenia.
(17)On December 14, 2021, the board of directors of the Parent Company authorized the legal separation of the business of Nequi, Bancolombia Group’s digital platform that offers financial services. The Superintendencia Financiera de Colombia, with Resolution 0843 of July 6, 2022, as amended by Resolution 0955 of July 27, 2022, authorized the incorporation of Nequi S.A. Compañía de Financiamiento. The legal separation resulted in the creation and commercial registration of a new corporation supervised by the Superintendencia Financiera de Colombia through which Nequi will operate as a 100% digital credit establishment. For further information, see Consolidated financial statements, Note 1. Reporting entity.
(18)On September 27, 2024, Sociedad Beneficiaria BC Panamá was established, a company whose corporate purpose is to be the beneficiary of the division of a company domiciled in Panama, by virtue of which it partially transfers its assets, as a consequence of the above, to be the owner of the assets and liabilities received on the occasion of said operation, and merge with a company domiciled in Colombia. For further information, see Consolidated financial statements, Note 1. Reporting entity.
(19)Investments in non-operational stage.
(20)Company liquidated as of June 2023.
(21)On September 30, 2021, Mercom Bank Ltd shareholder authorized the beginning of an organized and gradual process to transfer of the assets and liabilities of Mercom Bank, Ltd., to Banco Agromercantil de Guatemala, S. A. or other companies of the Bancolombia Group. For further information, see Consolidated financial statements, Note 1. Reporting entity.
(22)On October 5, 2020, the Board of Directors of Bancolombia Panamá (parent company of Sinesa Cayman), authorized the decision to wind-down the business and operations of its subsidiary in Cayman. For further information, see Consolidated financial statements, Note 1. Reporting entity.